Exhibit 5.1

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Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

October 26, 2011

The Royal Bank of Scotland plc
The Royal Bank of Scotland Group plc
RBS Gogarburn PO Box 1000
Edinburgh EH12 1HQ
Scotland
United Kingdom

Ladies and Gentlemen:

The Royal Bank of Scotland plc, a public limited company incorporated and registered in Scotland (the “Issuer”), and The Royal Bank of Scotland Group plc, a public limited company incorporated and registered in Scotland (the “Guarantor”), have filed a registration statement on Form F-3, File No. 333-162219 (the “Registration Statement”), for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), securities (the “Shelf Securities”) to be issued from time to time by the Issuer and the Guarantor.  The Shelf Securities include the notes identified in Annex A attached hereto, which are fully and unconditionally guaranteed by the Guarantor (the “Guarantees,” and together with the Notes, the “Securities”).  The Securities have been issued, or are to be issued, pursuant to the Amended and Restated Indenture dated as of August 13, 2010 among the Issuer, the Guarantor, and The Bank of New York Mellon, acting through its London Branch (the “Original Trustee”); the First Supplemental Indenture dated as of August 25, 2010, among the Issuer, the Guarantor, the Original Trustee, Wilmington Trust Company, as trustee for the RBS NotesSM (the “Trustee”), and Citibank, N.A., as securities administrator for the RBS NotesSM (the “Securities Administrator”); and the Third Supplemental Indenture dated as of September 27, 2011 among the Issuer, the Guarantor and the Trustee (such Amended and Restated Indenture, as supplemented by the First Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”).

We, as your special United States counsel, have examined originals or copies, certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, we advise you that in our opinion:

The Royal Bank of Scotland plc	2	October 26, 2011
The Royal Bank of Scotland Group plc

1. The Notes, when executed and authenticated in accordance with the terms of the Indenture and delivered to the purchasers thereof against payment therefor, will be valid and binding obligations of the Issuer entitled to the benefits of the Indenture, enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

2. The Guarantees, when the Notes have been validly issued, will be valid and binding obligations of the Guarantor entitled to the benefits of the Indenture, enforceable against the Guarantor in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

We are members of the Bar of the State of New York, and we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.  Insofar as the foregoing opinion involves matters governed by Scots law, we have relied, without independent investigation, on the opinion of Dundas & Wilson CS LLP, special counsel in Scotland for the Issuer and the Guarantor, dated as of October 26, 2011, and our opinion is subject to the qualifications, assumptions and limitations set forth therein.

We hereby consent to the incorporation by reference of this opinion into the Registration Statement referred to above and further consent to the reference to our name under the caption “Validity of the Securities” in the pricing supplement relating to the Securities, which forms part of the Registration Statement.  In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,
/s/ Davis Polk & Wardwell LLP

The Royal Bank of Scotland plc	3	October 26, 2011
The Royal Bank of Scotland Group plc

Annex A

Title of Securities	Date of Issue	Aggregate Offering Amount	CUSIP
RBS Global Big Pharma Exchange Traded Notes due October 25, 2041	October 26, 2011	$100,000,000.00	78009P135